Exhibit 1.1

loanDepot, Inc.

[•] Shares of Class A Common Stock

Underwriting Agreement

[•], 2021

Goldman Sachs & Co. LLC

BofA Securities, Inc.

Credit Suisse Securities (USA) LLC

Morgan Stanley & Co. LLC

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

loanDepot, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] shares of Class A Common Stock, par value $0.001 per share (“Stock”), of the Company and, at the election of the Underwriters, up to [•] additional shares of Stock and the selling stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated in this Agreement, to sell to the Underwriters an aggregate of [•] shares and, at the election of the Underwriters, up to [•] additional shares of Stock. The aggregate of [•] shares to be sold by the Company and the Selling Stockholders is herein called the “Firm Shares” and the aggregate of up to [•] additional shares to be sold by the Company and the Selling Stockholders is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

The Company, the Selling Stockholders and the Underwriters agree that up to 5% of the Firm Shares to be purchased by Underwriters (the “Reserved Securities”) shall be reserved for sale by Merrill Lynch, Pierce, Fenner & Smith Incorporated (an affiliate of BofA Securities, Inc., a participating Underwriter, hereafter referred to as “Merrill Lynch”) to certain persons designated by the Company (the “Invitees”), as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority (“FINRA”) and all other applicable laws, rules and regulations. The Company has solely determined, without any direct or indirect participation by the Underwriters or Merrill Lynch, the Invitees who will purchase Reserved Securities (including the amount to be purchased by such persons) sold by Merrill Lynch. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by 11:59 PM. (New York City time) on the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

On the date hereof the business of the Company is conducted through LD Holdings Group LLC, a Delaware limited liability company (“LD Holdings”), and its subsidiaries. In connection with the offering contemplated by this Agreement, prior to the First Time of Delivery (as defined in section 4(a) hereof) the Company will become the sole managing member of and have the ability to appoint the board of managers of LD Holdings, and will own [•]% of economic interests in LD Holdings, assuming no exercise of the option to purchase Optional Shares described in Section 2 hereof. LD Holdings will own 99.99% of the economic interest in and will have the ability to appoint the board of managers of loanDepot.com, LLC, a Delaware limited liability company (“LD LLC”) and will own 100% of the economic interest in and will have the ability to appoint the boards of managers of Artemis Management LLC, a Delaware limited liability company, LD Settlement Services, LLC, a Delaware limited liability company, and mello Holdings, LLC, a Delaware limited liability company.

Any references in this Agreement, to the extent the context requires, to the “Reorganization Transactions” shall have the meanings ascribed to the term “Reorganization Transactions” in the Prospectus (as defined below). In connection with the offering contemplated by this Agreement and the Reorganization Transactions, (a) the Company will enter into a tax receivable agreement (the “Tax Receivable Agreement”) with the Parthenon Stockholders (as defined in the Prospectus) and certain of the Continuing LLC Members (as defined in the Prospectus); (b) the Company will enter into one or more registration rights agreements with the Parthenon Stockholders and certain of the Continuing LLC Members (the “Registration Rights Agreements”); (c) LD Holdings will amend and restate its limited liability company agreement to, among other things, modify its capital structure by replacing the different classes of interests with a single new class of units that are referred to as “LLC Units” (as so amended and restated, the “LLC Agreement”); (d) the Continuing LLC Members will then contribute all of their respective LLC Units to LD Holdings in exchange for their pro rata share of a single class of common units to be issued by LD Holdings (“Holdco Units”); (e) the Company will amend and restate its certificate of incorporation (as so amended and restated, the “Amended and Restated Charter”); and (f) the Company will enter into the Stockholders Agreement with certain of the Company’s stockholders (the “Stockholders Agreement”).

This Agreement, the Tax Receivable Agreement, the Registration Rights Agreements, the LLC Agreement, the Amended and Restated Charter and the Stockholders Agreement are collectively referred to herein as the “Transaction Documents.”

1. (a) Each of the Company and LD Holdings, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S–1 (File No. 333-252024) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and, to the Company’s or LD Holdings’ knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(c) of this Agreement);

(iii) For the purposes of this Agreement, the “Applicable Time” is [•] pm (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each the Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable

Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(iv) No documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth in Schedule III(b) hereto;

(v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(vi) None of the Company, LD Holdings or their respective subsidiaries have, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company or LD Holdings and their respective subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company or LD Holdings and their respective subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise or settlement, including any “net” or “cashless” exercises or settlements, if any, of stock options or the award, if any, of stock options, restricted stock or other equity awards in the ordinary course of business pursuant to the Company’s or LD Holdings’ equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon the exercise or conversion of Company or LD Holdings securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company, LD Holdings or any of their respective subsidiaries or, (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, LD Holdings and their respective subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company or LD Holdings to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(vii) Each of the Company and LD Holdings and each of their respective subsidiaries has been duly incorporated or formed, as applicable, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or limited liability company power and authority to own or lease its property and to conduct its business as described in the Pricing Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified, validly existing or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The subsidiaries listed in Schedule V to this Agreement are the only subsidiaries of the Company and LD Holdings and each subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Act has been listed in the Registration Statement;

(viii) The Company has an authorized capitalization as set forth in each of the Pricing Prospectus and the Prospectus under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, or any other claim of any third party (collectively, “Liens”); and, upon the effectiveness of the LLC Agreement and after giving effect to the Reorganization Transactions, all of the issued equity interests of LD Holdings and its subsidiaries will have been duly authorized and issued, and except as otherwise disclosed in the Pricing Prospectus and the Prospectus, all of the issued equity interests of each subsidiary of LD Holdings are owned directly or indirectly by LD Holdings, free and clear of all Liens, except for Liens pursuant to the Secured Credit Facilities, GMSR VFN, Term Notes and 2020-VF1 Notes (each as defined in the Pricing Prospectus and the Prospectus), as described in the Pricing Prospectus and the Prospectus;

(ix) The shares of Stock (including the shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the shares to be sold by the Company and the membership interests of LD Holdings outstanding prior to the consummation of this offering have been duly authorized and are validly issued, fully paid and non-assessable. Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, LD Holdings or any of their respective subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, LD Holdings or any of their respective subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options;

(x) The shares of Stock to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights. The shares of Class B Common Stock, par value $0.001 per share (“Class B Common Stock”), LLC Units and all Holdco Units to be issued by the Company, LD Holdings and LD LLC, respectively, pursuant to the Reorganization Transactions have been duly authorized and, when issued and delivered as provided and described in the Pricing Prospectus and the Prospectus, will be validly issued, fully paid and non-assessable and will conform, in all material respects to the description thereof in each of the Pricing Prospectus and the Prospectus; and the issuance of such shares of Class B Common Stock, LLC Units and Holdco Units will not be subject to any preemptive or similar rights;

(xi) This Agreement has been duly authorized, executed and delivered by the Company and LD Holdings. Each of the Transaction Documents has been duly authorized, and when executed and delivered in accordance with its terms by each of the parties thereto, will constitute the valid and legally binding obligation of the Company and LD Holdings, as applicable, enforceable in accordance with its terms;

(xii) Neither of the Company nor LD Holdings nor any of their respective subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company, LD Holdings or any of their respective subsidiaries are bound or to which any property or asset of the Company, LD Holdings or any of their respective subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect;

(xiii) Each Transaction Document conforms in all material respects to the description thereof contained in each of the Pricing Prospectus and the Prospectus; the Reorganization Transactions will conform in all material respects to the descriptions thereof contained in the Pricing Prospectus and the Prospectus;

(xiv) The execution, delivery and performance by the Company and LD Holdings of each of the Transaction Documents to which each is a party, the issuance and sale of the Shares to be sold by the Company and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Company, LD Holdings or any of their respective subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, LD Holdings or any of their respective subsidiaries is a party or by which the Company, LD Holdings or any of their respective subsidiaries is bound or to which any property or asset of the Company, LD Holdings or any of their respective subsidiaries is subject (other than any lien, charge or encumbrance created or imposed pursuant to the Secured Credit Facilities, GMSR VFN, 2020-VF1 Notes and Term Notes), (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company, LD Holdings or any of their respective subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Company or LD Holdings, including, without limitation, the Regulatory Laws (as defined below) except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect;

(xv) No consent, approval, authorization, registration, or order of, or qualification with, any governmental body or agency or any state regulatory authority, is required for performance by the Company and LD Holdings of each of the Transaction Documents to which it is a party, the issuance and sale of the Shares and the consummation of the transactions contemplated by the Transaction Documents, except (X) such as have been obtained under the Act, the approval by the FINRA of the underwriting terms and arrangements, the approval for listing of the Shares on the Exchange (as defined below) and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (Y) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities were offered;

(xvi) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Organizational Structure—Reorganization Transactions at LD Holdings”, under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “U.S. Federal Tax Considerations for Non-U.S. Holders”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xvii) There are no legal or governmental proceedings, under the Regulatory Laws or otherwise, pending or, to the knowledge of the Company or LD Holdings, threatened, to which the Company, LD Holdings or any of their respective subsidiaries is a party or of which any of the properties of the Company, LD Holdings or any of their respective subsidiaries, or, to the Company’s knowledge, any officer or director of the Company or LD Holdings is the subject that would, if determined adversely to the Company, LD Holdings or any of their subsidiaries, individually or in the aggregate, have a Material Adverse Effect;

(xviii) Each of the Company, LD Holdings and their respective subsidiaries have good and marketable title in fee simple to, or valid rights to lease or otherwise use, all items of real and personal property which is material to the business of each of the Company, LD Holdings and their respective subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects (i) except such as are described in the Pricing Prospectus and the Prospectus or such as do not materially affect the value of such property, (ii) that secure the obligations under the Senior Notes, Secured Credit Facilities, Term Notes, 2020-VF1 Notes, GMSR VFN and Warehouse Lines or (iii) that could not reasonably, individually or in the aggregate, have a Material Adverse Effect;

(xix) Except as otherwise disclosed in the Pricing Prospectus and the Prospectus, to the Company’s and LD Holdings’ knowledge, (i) each of the Company, LD Holdings and each of their respective subsidiaries own or possess adequate rights to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and all goodwill associated with any of the foregoing) (collectively, the “Intellectual Property”), used or otherwise necessary for, the conduct of their respective businesses as currently conducted by them and (ii) none of the Company, LD Holdings or any of their respective subsidiaries has received any notice of, and to the knowledge of the Company and LD Holdings, there is no pending notice of any infringement, misappropriation or other violation of or conflict with asserted rights of others with respect to any Intellectual Property which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would, have a Material Adverse Effect. To the Company’s and LD Holdings’ knowledge, the conduct of the Company, LD Holdings and each of their respective subsidiaries does not infringe, misappropriate or otherwise violation, and has not infringed, misappropriated or otherwise violated, any Intellectual Property of any third party, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(xx) No relationship, direct or indirect, exists between or among the Company, LD Holdings or any of their respective subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company, LD Holdings or any of their respective subsidiaries, on the other, that is required by the Act to be described in each of the Pricing Prospectus and the Prospectus and that is not so described in such documents;

(xxi) Neither the Company nor LD Holdings is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Pricing Prospectus and the Prospectus, will be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(xxii) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xxiii) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company, LD Holdings and each of their respective subsidiaries have paid all federal, state, local and non-U.S. taxes and filed all tax returns required to be paid or filed through the date hereof (taking into account all permitted extensions), and no tax deficiency has been determined adversely to the Company, LD Holdings or any of their respective subsidiaries which has had (nor do the Company, LD Holdings or any of their respective subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company, LD Holdings or any of their respective subsidiaries and which would have), individually or in the aggregate, a Material Adverse Effect;

(xxiv) Each of the Company, LD Holdings and their respective subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses except where the failure to obtain such certificates, authorizations or permits would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company and LD Holdings, none of the Company, LD Holdings or any of their respective subsidiaries has been threatened with any action by any federal or state regulatory authority concerning its compliance with applicable Regulatory Laws, or received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Pricing Prospectus and the Prospectus;

(xxv) Ernst & Young LLP, who have certified certain financial statements of the Company and LD Holdings, is an independent registered public accounting firm with respect to the Company within the meaning of the Public Company Accounting Oversight Board (United States) and as required by the Act;

(xxvi) The Company, LD Holdings and their respective subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Pricing Prospectus, since LD Holdings’ most recent audited fiscal year, there has been (i) no material weakness in the Company’s or LD Holdings’ internal control over financial reporting and (ii) no change in the Company’s or LD Holdings’ internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s or LD Holdings’ internal control over financial reporting;

(xxvii) Except as disclosed in the Pricing Prospectus, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxviii) Except as disclosed in the Pricing Prospectus and the Prospectus, no material labor dispute with the employees of the Company, LD Holdings or any of their respective subsidiaries exists or, to the knowledge of the Company or LD Holdings, is imminent except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect;

(xxix) Each of the Company, LD Holdings and their respective subsidiaries (i) are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect;

(xxx) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each “employee benefit plan”, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is subject to Title IV of ERISA, other than a “multiemployer plan” (as defined in Section 3(37) of ERISA), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) has any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code; (ii) no “prohibited transaction”, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) no “reportable event” (within the meaning of Section 4043(c) of

ERISA) has occurred or is reasonably expected to occur with respect to a Plan (other than an event for which the 30 day notice period is waived); (v) none of the Company, LD Holdings or any member of their respective Controlled Groups has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (the “PBGC”) in the ordinary course and without default) in respect of a Plan or a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA; (vi) there is no pending audit or, to the knowledge of the Company and LD Holdings, investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan; and (vii) none of the following events has occurred or is reasonably likely to occur: (X) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company, LD Holdings or any of their respective subsidiaries in the current fiscal year compared to the amount of such contributions made in the most recently completed fiscal year; or (Y) a material increase in the Company’s, LD Holdings’ or any of their respective subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the most recently completed fiscal year;

(xxxi) Except as described in the Pricing Prospectus and the Prospectus, each of the Company, LD Holdings and their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are reasonably adequate to protect the Company, LD Holdings and their respective subsidiaries and their respective businesses in which they are engaged; none of the Company, LD Holdings or any of their respective subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(xxxii) Neither the Company, LD Holdings nor any of their respective subsidiaries nor any director or officer of the Company, LD Holdings or any of their respective subsidiaries, nor to the knowledge of the Company and LD Holdings, any employee of the Company, LD Holdings or any of their respective subsidiaries nor, to the knowledge of the Company and LD Holdings, any agent, affiliate or other person associated with or acting on behalf of the Company, LD Holdings or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law of any other relevant jurisdiction; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, in each case, prohibited by applicable law. The Company, LD Holdings and their respective subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(xxxiii) The operations of each of the Company, LD Holdings and their respective subsidiaries are and have been conducted, at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company, LD Holdings or any of their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, LD Holdings or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or LD Holdings, threatened;

(xxxiv) (i) None of the Company, LD Holdings or any subsidiaries of the Company or LD Holdings, or, to the Company’s or LD Holdings’ knowledge, any director, officer, employee, agent, affiliate or representative of the Company, LD Holdings or any subsidiaries of the Company or LD Holdings, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, or, as applicable, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (B) is the Company or its subsidiaries located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria) (each as “Sanctioned Country”); (ii) the Company, LD Holdings and their respective subsidiaries will not, knowingly, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; (B) to fund or facilitate any activities of or business in any Sanctioned Country; or (C) in any other manner that will result in a violation of applicable Sanctions by any Person participating in the offering, whether as underwriter, initial purchaser, advisor, investor or otherwise; and (iii) for the past 5 years, each of the Company, LD Holdings and their respective subsidiaries have not knowingly engaged in, are not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(xxxv) Each of the Company, LD Holdings and their respective subsidiaries, except as described in the Pricing Prospectus and the Prospectus, (i) are in material compliance with any and all applicable laws, rules, regulations, and regulatory capital requirements or court decrees relating to the business of servicing, consumer finance, purchase finance, consumer protection or other regulations applicable to the business of the Company, LD Holdings and their respective subsidiaries as described in the Pricing Prospectus and the Prospectus and other applicable fair lending and fair housing laws or other laws relating to discrimination (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), truth-in-lending, real estate settlement procedures or consumer credit, except to the extent that the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect (such laws, rules and regulations, the “Regulatory Laws”), (ii) have received all federal and state permits, licenses and other approvals required of them under applicable Regulatory Laws to conduct their respective businesses, except where the failure to receive such permits, licenses and other approvals would not, individually or in the aggregate, have a Material Adverse Effect (iii) are in material compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Regulatory Laws would not, individually or in the aggregate, have a Material Adverse Effect and (iv) are not aware of any material changes proposed or contemplated to be made to any of the Regulatory Laws that would, individually or in the aggregate, have a Material Adverse Effect;

(xxxvi) No subsidiary of the Company or LD Holdings is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or LD Holdings, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company or LD Holdings any loans or advances to such subsidiary from the Company or LD Holdings or from transferring any of such subsidiary’s properties or assets to the Company or LD Holdings or any other subsidiary of the Company or LD Holdings, except for any such restrictions contained in the Senior Notes, Secured Credit Facilities, Term Notes, 2020-VF1 Notes, Convertible Debt, GMSR VFN and Warehouse Lines as described in each of the Pricing Prospectus and the Prospectus;

(xxxvii) None of the Company, LD Holdings or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(xxxviii) None of the Company, LD Holdings or any of their respective subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares;

(xxxix) The financial statements (including the related notes thereto) of the Company and LD Holdings included in the Pricing Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Act present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Pricing Prospectus and the Prospectus present fairly in all material respects the information required to be stated therein. The other financial information included in the Pricing Prospectus and the Prospectus has been derived from the accounting records of the Company and presents fairly in all material respects the information shown thereby;

(xl) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xli) Nothing has come to the Company’s or LD Holdings’ attention that has caused the Company or LD Holdings to believe that the statistical and market-related data included in each of the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects; and

(xlii) To the Company’s and LD Holdings’ knowledge, each of the Company’s and LD Holdings’, and each of their respective subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of each of the Company, LD Holdings and their respective subsidiaries as currently conducted, and to the Company’s and LD Holdings’ knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Except as disclosed in the Pricing Prospectus and the Prospectus, to the knowledge of the Company and LD Holdings, the Company, LD Holdings and each of their respective subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, except as disclosed in the Pricing Prospectus and the Prospectus, to the knowledge of the Company and LD Holdings, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor are there any known incidents under internal review or investigations relating to the same except in each case as would not, individually or in the aggregate, to have a Material Adverse Effect. Except as disclosed in the Pricing Prospectus and the Prospectus, to the knowledge of the Company and LD Holdings, each of the Company, LD Holdings and their respective subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification;

(xliii) Except as have been described in the Registration Statement, the Pricing Prospectus and the Prospectus and as have been waived in connection with the offering of the Shares contemplated herein, there are no contracts, agreements or understandings between the Company or LD Holdings and any person granting such person the right to require the Company, or LD Holdings, as applicable, to file a registration statement under the Act with respect to any securities of the Company or LD Holdings or to require the Company or LD Holdings to include such securities with the Shares registered pursuant to the Registration Statement.;

(xliv) The Registration Statement, the Pricing Disclosure Package and the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectuses and any Written Testing-the-Waters Communication comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Pricing Disclosure Package, the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication, as amended or supplemented, if applicable, are distributed in connection with the Reserved Share Program;

(xlv) No authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Reserved Shares are offered outside the United States;

(xlvi) The Company has not offered, or caused Merrill Lynch or its affiliates to offer, Shares to any person pursuant to the Reserved Share Program (i) for any consideration other than the cash payment of the initial public offering price per share set forth in Schedule II hereof or (ii) with the specific intent to unlawfully influence (X) a customer or supplier of the Company to alter the customer or supplier’s terms, level or type of business with the Company or (Y) a trade journalist or publication to write or publish favorable information about the Company or its products.

(b) Each Selling Stockholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters and the Company that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; except for such consents, approvals, authorizations and orders as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, the approval of the underwriting terms and arrangements by FINRA or the approval for listing on the New York Stock Exchange and except where the failure to obtain any such consent, approval, authorization or order would not, reasonably be expected individually or in the aggregate, to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute,indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the organizational document of such Selling Stockholder or any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder, except for any such conflict, breach, violation or default that would not, individually or in the aggregate, affect the validity of the Shares to be sold by such Selling Stockholder or the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement;

(iii) Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv) On or prior to the date of the Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex II hereto;

(v) No such Selling Stockholder has taken nor will take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company in writing by such Selling Stockholder expressly for use therein (the “Selling Stockholder Information”), such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading it being understood and agreed for the purposes of this Agreement, the Selling Stockholder Information for such Selling Stockholder consists only of (A) such Selling Stockholder’s legal name, address and Stock beneficially owned by such Selling Stockholder before and after the offering contemplated hereby and (B) the other information with respect to such Selling Stockholder (excluding percentages) which appear under the caption “Principal and Selling Stockholders” in the Preliminary Prospectus;

(vii) Such Selling Stockholder will deliver to the Representatives prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W 9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof); and

(viii) Such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of comprehensive Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Money Laundering Laws or any applicable anti-bribery or anti-corruption laws.

2. Subject to the terms and conditions herein set forth, the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a purchase price per share of $[•], the number of Firm Shares (to be adjusted by the Representatives so as to eliminate fractional shares) that bears the same proportion to the number of Firm Shares to be sold by the Company and the Selling Stockholders as the number of Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares, and in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company and each of the Selling Stockholders, as and to the extent indicated in Schedule II hereto agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at the purchase price per share set forth in this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) that bears the same proportion to the number of Optional Shares to be sold by the Company and the Selling Stockholders as the number of Optional Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Optional Shares.

The Company and each of the Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grants to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares). Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Selling Stockholders as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company and the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company and the Selling Stockholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representatives, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Selling Stockholders to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:00 a.m., New York time, on [•], 2021 or such other time and date as the Representatives, the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:00 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(n) hereof will be delivered at the offices of Davis Polk & Wardwell LLP located at 450 Lexington Avenue, New York, NY 10017 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company and LD Holdings agree with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon their request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) (i) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of the Stock, Class B common stock, par value $0.001 per share (the “Class B Common Stock”), Class C common stock, par value $0.001 per share (the “Class C Common Stock”), or Class D common stock, par value $0.001 per share (the “Class D Common Stock” and together with the Stock, Class B Common Stock and Class C Common Stock, the “Common Stock”) or any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of any series of Common Stock (including, without limitation, LLC Units and Holdco Units) or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing; provided that confidential or non-public submissions to the Commission of any registration statements under the Act may be made if (w) no public announcement of such confidential or non-public submission shall be made, (x) if any demand was made for, or any right exercised with respect to, such registration of shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock, no public announcement of such demand or exercise of rights shall be made, (y) the Company shall provide written notice at least three business days prior to such confidential or non-public submission to the Representatives and (z) no such confidential or non-public submission shall become a publicly filed registration statement during the Company Lock-Up Period, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (a) the Shares to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, (b) the issuance by the Company or LD Holdings of shares of any series of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock upon the exercise of an option or warrant or other equity-based security outstanding on the date hereof or the conversion of a security outstanding on the date hereof without the prior written consent of the Representatives, (c) the issuance by the Company or LD Holdings of any options, including nonqualified stock options and incentive stock options, and other equity incentive compensation, including restricted stock, stock appreciation rights and other awards granted under an equity incentive plan described in the Pricing Prospectus and the Prospectus (and the issuance by the Company or LD Holdings of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock upon the exercise thereof or the settlement of restricted stock or other equity-based compensation under an equity incentive plan described in the Pricing Prospectus and the Prospectus, or under equity plans or similar plans of companies acquired by the Company in effect on the date of acquisition); provided that the Company causes each recipient thereof to execute and deliver to the Representatives a lock-up agreement substantially in the form of Annex II for the remaining portion of the Company Lock-Up Period, (d) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to the shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock granted pursuant to or reserved for issuance under an equity incentive plan described in the Pricing Prospectus and the Prospectus, (e) the issuance of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock in connection with the acquisition of the business, property or other assets of, or a majority or controlling portion of the equity of, or a business combination, a joint venture, commercial relationship or other strategic transactions with, another entity in connection with such transaction by the Company or any of its subsidiaries, provided that the aggregate number of securities (on an as-converted, as-exercised or as-exchanged basis) issued or issuable pursuant to this clause (e) does not exceed 10% of the number of shares of Common Stock outstanding immediately after the offering of the Shares pursuant to this Agreement determined on a fully-diluted basis and assuming that all outstanding Holdco Units in LD Holdings that are exchangeable for shares of Stock are so exchanged, and provided further that each recipient of securities pursuant to this clause (e) shall execute a lock-up agreement substantially in the form of Annex II hereto with respect to the remaining portion of the Company Lock-Up Period, (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Stock, provided that (i) such plan does not provide for the transfer of Stock during the Company Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Stock may be made under such plan during the Company Lock-Up Period, (g) transfers of shares of Stock or any security convertible into or exercisable or exchangeable for Stock in connection with the Reorganization Transactions on the terms described under “Organizational Structure—Reorganization Transactions at LD Holdings” and “—Offering Transactions” in the Pricing Prospectus and the Prospectus prior to the completion of the Public Offering, (h) transfers pursuant to an order of a court or regulatory agency; provided that in the case of any transfer or distribution pursuant to this clause (h), (i) each transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no public announcement or filing shall be voluntarily made and that any related filing under the Exchange Act required to be made during the Company Lock-Up Period shall indicate that such filing is being made in connection with a transfer pursuant to an order of a court or regulatory agency, (i) the exchange of any Holdco Units of LD Holdings and a corresponding number of shares of Class B Common Stock into or for shares of Stock pursuant to the limited liability company agreement of LD Holdings (or separate agreement governing such exchange); provided that (i) such shares of Stock and other securities remain subject to the terms of this Agreement

(with respect to the securities received by the Company in the exchange) and the lock-up agreement substantially in the form of Annex II hereto (with respect to the shares of Stock issued by the Company in the exchange) and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Company regarding the exchange, such announcement or filing shall include a statement to the effect that such exchange occurred pursuant to the limited liability company agreement of LD Holdings (or separate agreement governing such exchange), and no transfer of the shares of Stock or other securities received upon exchange may be made during the Restricted Period except as otherwise permitted under the terms of this Agreement (with respect to the securities received by the Company in the exchange) and the lock-up agreement substantially in the form of Annex II hereto (with respect to the shares of Stock issued by the Company in the exchange);

(ii) If the Representatives, in their sole discretion, agree to release or waive the restrictions in lock-up letters pursuant to Section 8(l) hereof, in each case for an officer or director of the Company or LD Holdings, and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver;

(iii) In connection with any offer and sale of Reserved Securities outside the United States, each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the same is distributed. The Company has not offered, or caused Merrill Lynch to offer, Reserved Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company or any of its affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its affiliates, or their respective businesses or products; and

(iv) The Company hereby agrees that it will ensure that the Reserved Securities purchased by the Invitees will be restricted as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of six months following the date of this Agreement. Merrill Lynch will notify the Company as to which persons will need to be so restricted. Should the Company release, or seek to release, from such restrictions any of such Reserved Securities, the Company agrees to reimburse Merrill Lynch for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

(f) During a period of three years from the effective date of the Registration Statement, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this Section 5(f) by filing such information through EDGAR;

(g) During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representatives as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, however, that the Company may satisfy the requirements of this Section 5(g) by filing such information through EDGAR;

(h) To use the net proceeds received from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To use its reasonable best efforts to list for trading, subject to official notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);

(j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “Underwriter Use”); provided, however, that the Underwriter Use shall be solely for the purpose described above, is permitted without any fee and may not be assigned or transferred or extended to any person other than such Underwriter; and

(m) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved Shares are offered in connection with the Reserved Share Program.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications;

(e) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

7. The Company agrees with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) reasonable and documented expenses incurred in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) all costs and expenses of Merrill Lynch in connection with the Reserved Share Program and stamp duties, similar taxes or duties or other taxes, if any, including the fees and disbursements of counsel for Merrill Lynch, in connection with matters related to the Reserved Securities which are designated by the Company for sale to Invitees; and (vi) reasonable and documented filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (b) the Company will pay or cause to be paid: (i) the cost of preparing stock certificates; if applicable (ii) the cost and charges of any transfer agent or registrar, and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (c) the Selling Stockholders will pay or cause to be paid all costs and expenses incident to the performance of the Selling Stockholders’ obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for the Selling Stockholders, and (ii) reasonable and documented expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholders to the Underwriters hereunder. In connection with clause (c)(iii) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and the Selling Stockholders agree to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay (i) all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make, and (ii) in connection with any “road show” undertaken in connection with the marketing of the offering of the Shares, the travel, lodging and meal expenses of the Underwriters; provided, however, the Representatives and the Company agree that the Underwriters shall pay or cause to be paid fifty percent (50%) of the cost of any aircraft chartered in connection with such road show.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Kirkland & Ellis LLP, counsel for the Company, shall have furnished to the Representatives their written opinion and negative assurance letter in form and substance satisfactory to the Representatives, dated such Time of Delivery;

(d) Kirkland & Ellis LLP, counsel for the Selling Stockholders shall have furnished to the Representatives its written opinion with respect to the Selling Stockholders in form and substance satisfactory to the Representatives, dated such Time of Delivery;

(e) Peter Macdonald, General Counsel for the Company and LD Holdings, shall have furnished to the Representatives his written opinion in form and substance satisfactory to the Representatives, dated such Time of Delivery;

(f) On the date of the Prospectus upon the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(g) On the date of this Agreement and each Time of Delivery, the Company and LD Holdings shall have furnished to the Representatives a certificate addressed to the Underwriters, of its chief executive officer with respect to certain financial data contained in the Pricing Prospectus and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives;

(h) (i) None of the Company, LD Holdings or their respective subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with the business of the Company, LD Holdings and their subsidiaries, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any material adverse change in the capital stock or long-term debt of the Company, LD Holdings or any of their respective subsidiaries or any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (x) the business, financial position, or results of operations of the Company, LD Holdings and their respective subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (y) the ability of the Company or LD Holdings to perform their respective obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(j) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(k) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(l) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each stockholder of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex II hereto in form and substance satisfactory to you;

(m) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day next succeeding the date of this Agreement;

(n) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance in all material respects (except to the extent already qualified by materiality) by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section 8;

(o) The Reorganization Transactions shall have been completed in all material respects as described in the Prospectus;

(p) As of the First Time of Delivery:

(i)	the Transaction Documents shall have been executed and delivered; and

(ii)	the Amended and Restated Charter shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect; and

9. (a) The Company and LD Holdings, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and LD Holdings shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus,

the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Selling Stockholder Information; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information; provided, further, that the liability of such Selling Stockholders pursuant to this subsection (b) shall not exceed the net proceeds after underwriting commissions and discounts but before deducting expenses from the sale of Shares sold by the Selling Stockholders hereunder.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, LD Holdings, the Selling Stockholders against any losses, claims, damages or liabilities insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and the Selling Stockholders for any legal or other expenses reasonably incurred by the Company or the Selling Stockholders in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting”, and the information contained in the thirteenth paragraph under the caption “Underwriting”.

(d) Promptly after receipt by an indemnified party under subsection (a) (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses)

by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred and documented by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, LD Holdings and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, LD Holdings and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, LD Holdings and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, LD Holdings or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, LD Holdings, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company, LD Holdings and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company, LD Holdings and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and LD Holdings and to each person, if any, who controls the Company, LD Holdings or any Selling Stockholders within the meaning of the Act.

10.

(a) The Company will indemnify and hold harmless Merrill Lynch against any losses, claims, damages and liabilities to which Merrill Lynch may become subject, under the Act or otherwise, insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Invitees in connection with the Reserved Share Program or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by 11:59 P.M. (New York City time) on the date of the Agreement, (ii) arise out of or are based upon the failure of any Invitee to pay for and accept delivery of Reserved Securities that the Participant agreed to purchase, or (iii) are related to, arise out of or are in connection with the Reserved Share Program, and will reimburse Merrill Lynch for any legal or other expenses reasonably incurred by Merrill Lynch in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that with respect to clauses (ii) and (iii) above, the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability is finally judicially determined to have resulted from the bad faith or gross negligence of Merrill Lynch.

(b) Promptly after receipt by Merrill Lynch of notice of the commencement of any action, Merrill Lynch shall, if a claim in respect thereof is to be made against the Company, notify the Company in writing of the commencement thereof; provided that the failure to notify the Company shall not relieve the Company from any liability that it may have under the preceding paragraph of this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Company shall not relieve it from any liability that it may have to Merrill Lynch otherwise than under the preceding paragraph of this Section 10. In case any such action shall be brought against Merrill Lynch and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel to Merrill Lynch (who shall not, except with the consent of Merrill Lynch, be counsel to the Company), and, after notice from the Company to Merrill Lynch of its election so to assume the defense thereof, the Company shall not be liable to Merrill Lynch under this subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by Merrill Lynch, in connection with the defense thereof. The Company shall not, without the written consent of Merrill Lynch, which consent shall not be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not Merrill Lynch is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of Merrill Lynch from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of Merrill Lynch.

(c) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless Merrill Lynch under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by Merrill Lynch as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Merrill Lynch on the other from the offering of the Reserved Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company shall contribute to such amount paid or payable by Merrill Lynch in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and Merrill Lynch on the other in connection with any statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Merrill Lynch on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Reserved Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by Merrill Lynch for the Reserved Shares. If the loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or Merrill Lynch on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Merrill Lynch agree that it would not be just and equitable if contribution pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). The amount paid or payable by Merrill Lynch as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by Merrill Lynch in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (c), Merrill Lynch shall not be required to contribute any amount in excess of the amount by which the total price at which the Reserved Shares sold by it and distributed to the Participants exceeds the amount of any damages which Merrill Lynch has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of Merrill Lynch and each person, if any, who controls Merrill Lynch within the meaning of the Act and each broker-dealer or other affiliate of Merrill Lynch.

11. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties satisfactory to the Company to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company and the Selling Stockholders that the Representatives have so arranged for the purchase of such Shares, or the Company or any of the Selling Stockholders notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof); but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholders, and shall survive delivery of and payment for the Shares.

13. If this Agreement shall be terminated pursuant to Section 11 hereof, none of the Company or any Selling Stockholder shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, then the Company and the Selling Stockholders pro rata (based on the number of Shares to be sold by the Company and the Selling Stockholders hereunder) will reimburse the Underwriters through the Representatives for all documented out-of-pocket expenses approved in writing by the Representatives, including reasonably incurred and documented fees and disbursements of counsel, reasonably incurred and documented by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

14. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by Goldman Sachs & Co. LLC, BofA Securities, Inc., Credit Suisse Securities (USA) LLC or Morgan Stanley & Co. LLC on behalf of the Representatives.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, LD Holdings and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; to BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department (Fax: (646) 855-3073) with a copy to ECM Legal (Fax: (212) 230-8730); to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: IBCM-Legal (Fax: (212) 325-4296); and to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for the applicable Selling Stockholder at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent to its registered agent, Registered Agent Solutions, Inc., at 9 E. Loockerman Street, Suite 311, Dover, DE 19901; and if to any stockholder that has delivered a lock-up letter described in Section 8(l) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the applicable Selling Stockholder by the Representatives on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Control Room; at BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department (Fax: (646) 855-3073) with a copy to ECM Legal (Fax: (212) 230-8730); at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: IBCM-Legal (Fax: (212) 325-4296); at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction among the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and the Selling Stockholders have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company and the Selling Stockholders agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto, and agree that none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. The Selling Stockholders acknowledge and agrees that, although the Representatives may be required or choose to provide the Selling Stockholders with certain Regulation Best Interest and Form CRS disclosures in connection with the offering, the Representatives and the other Underwriters are not making a recommendation to any Selling Stockholder to participate in the offering, enter into a “lock-up” agreement, or sell any Shares at the price determined in the offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

19. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The parties agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and the Selling Stockholders agree to submit to the jurisdiction of, and to venue in, such courts.

20. The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

23. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

24. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with the Representatives’ understanding, the Representatives should please sign and return to us one for the Company and each of the Representatives plus one for each counsel and each Selling Stockholder counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, LD Holdings and each Selling Stockholder. It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, LD Holdings and the Selling Stockholders for examination, upon request, but without warranty on the Representatives’ part as to the authority of the signers thereof.

[Signature Page Follows]

Very truly yours,

loanDepot, Inc.

By:
Name:
Title:

LD Holdings Group LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Parthenon Investors III, L.P.

By: PCap Partners III, LLC, its General Partner

By: PCap III, LLC, its Managing Member

By: PCP Managers, LLC, its Managing Member

By:
Name:
Title:

PCap Associates

By: PCap Partners III, LLC, its General Partner

By: PCap III, LLC, its Managing Member

By: PCP Managers, LLC, its Managing Member

By:
Name:
Title:

Parthenon Capital Partners Fund, L.P.

By: PCP Managers, LLC, its General Partner

By:
Name:
Title:

Parthenon LoanDepot Partners, LP

By: Parthenon LoanDepot Holdings GP, LLC, its General Partner

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Parthenon Investors IV, L.P.

By: [•]

By:
Name:
Title:

Parthenon Capital Partners Fund II, L.P.

By: [•]

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof in New York, New York

Goldman Sachs & Co. LLC

By:
Name:
Title:

BofA Securities, Inc.

By:
Name:
Title:

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

Morgan Stanley & Co. LLC

By:
Name:
Title:

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased		Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC	[	•]	[	•]
BofA Securities, Inc.	[	•]	[	•]
Credit Suisse Securities (USA) LLC	[	•]	[	•]
Morgan Stanley & Co. LLC	[	•]	[	•]
Barclays Capital Inc.	[	•]	[	•]
Citigroup Global Markets Inc.	[	•]	[	•]
Jefferies LLC	[	•]	[	•]
UBS Securities LLC	[	•]	[	•]
JMP Securities LLC	[	•]	[	•]
Nomura Securities International, Inc.	[	•]	[	•]
Piper Sandler & Co.	[	•]	[	•]
Raymond James & Associates, Inc.	[	•]	[	•]
William Blair & Company, L.L.C.	[	•]	[	•]
AmeriVet Securities, Inc	[	•]	[	•]

Total	[	•]	[	•]

SCHEDULE II

	Total Number of Firm Shares to be Sold		Number of Optional Shares to be Sold if Maximum Option Exercised
The Company	[	•]	[	•]
Parthenon Investors III, L.P.	[	•]	[	•]
PCap Associates	[	•]	[	•]
Parthenon Capital Partners Fund, L.P.	[	•]	[	•]
Parthenon LoanDepot Partners, L.P.	[	•]	[	•]
Parthenon Investors IV, L.P.	[	•]	[	•]
Parthenon Capital Partners Fund II, L.P.	[	•]	[	•]

Total	[	•]	[	•]

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

Electronic Roadshow dated [January] 2021

(b)	Additional documents incorporated by reference

[None]

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per share for the Shares is $[•]

The number of Shares purchased by the Underwriters is [•]

(d)	Written Testing-the-Waters Communications

“Why loanDepot Wins” video dated December 2020

“mello UX Demo” video dated December 2020

“Brand and Innovation” video dated December 2020

SCHEDULE IV

Name of Stockholder	Address
Parthenon Investors III, L.P.
PCap Associates
Parthenon Capital partners Fund, L.P.
Parthenon Capital Partners Fund II, L.P.
Parthenon LoanDepot Partners, L.P.
Parthenon Investors IV, L.P.
PCP Managers, L.P.
The JLSSAA Trust, established September 4, 2014
JLSA, LLC
Trilogy Management Investors Six, LLC
Trilogy Management Investors Seven, LLC
Trilogy Management Investors Eight, LLC
Trilogy Mortgage Holdings, Inc.
Anthony Hsieh
Patrick Flanagan
Jeff Walsh
Jeff DerGurahian
Nicole Carrillo
John C. Dorman
Dawn Lepore
Brian P. Golson
Andrew C. Dodson

SCHEDULE V

LD Holdings Group LLC

loanDepot.com, LLC

Artemis Management LLC

LD Settlement Services, LLC

mello Holdings, LLC

ANNEX I

loanDepot, Inc.

[•], 2021

loanDepot, Inc. (the “Company”) announced today that Goldman Sachs & Co. LLC, BofA Securities, Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, the lead joint book-running managers in the recent public sale of [•] shares of the Company’s Class A Common Stock, is releasing a lock-up restriction with respect to [•] shares of the Company’s Class A Common Stock held by certain officers or directors of the Company. The release will take effect on [•], 2021, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX II

FORM OF LOCK-UP LETTER

[Circulated under separate cover]

FORM OF LOCK-UP LETTER

January [26], 2021

Goldman Sachs & Co. LLC

BofA Securities, Inc.

Credit Suisse Securities (USA) LLC

Morgan Stanley & Co. LLC

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that Goldman, Sachs & Co, BofA Securities, Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with loanDepot, Inc., a Delaware corporation (the “Company”), LD Holdings Group LLC, a Delaware limited liability company (“LD Holdings”), and certain stockholders of the Company named in Schedule II thereto (the “Selling Stockholders”) providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the Class A Common Stock, par value $0.001 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock, including Class B Common Stock of the Company (“Class B Common Stock”), Class C Common Stock of the Company (“Class C Common Stock”), Class D Common

Stock of the Company (“Class D Common Stock”) and units of LD Holdings, (2) enter into any hedging, swap or other arrangement that transfers or is designed to transfer to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (1) above or transaction or arrangement described in clause (2) above.

The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any activity described clauses (1), (2) or (3) of the preceding paragraph during the Restricted Period.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

The foregoing restrictions shall not apply to:

(a) transactions relating to shares of Common Stock or other securities acquired from the Underwriters in the Public Offering (other than any issuer-directed shares of Common Stock purchased by any undersigned officer or director of the Company or LD Holdings) or acquired in open market transactions after the completion of the Public Offering; provided that no public announcement or filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period in connection with subsequent sales of such shares of Common Stock or other securities acquired in such transactions;

(b) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) if the undersigned is a corporation or partnership or limited liability company or other business entity, to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the undersigned, (ii) if the undersigned is a trust, to a trustor or beneficiary of the trust or (iii) not involving a change in beneficial ownership; provided that in the case of any transfer or distribution pursuant to this clause (b), (A) each transferee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (B) during the Restricted Period, no public announcement or filing under Section 16(a) of the Exchange Act, reporting a reduction of beneficial ownership of shares of Common Stock or other securities, shall be required or shall be voluntarily made;

(c) distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to limited partners, members or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to this clause (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) during the Restricted Period, no public announcement or filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock or other securities, shall be required or shall be voluntarily made;

(d) the receipt by the undersigned from the Company or LD Holdings of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock upon the vesting of stock awards or the exercise of options or warrants issued pursuant to the Company’s or LD Holdings’ equity incentive plans or the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company or LD Holdings upon a vesting event of the Company’s or LD Holdings’ securities or upon the exercise of options or warrants to purchase the Company’s or LD Holdings’ securities (including settlement of restricted stock units), in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise, insofar as such stock award, option or warrant was outstanding on the date of the Underwriting Agreement and would, by its terms, expire during the Restricted Period (except that the requirement of expiration during the Restricted Period shall not apply to stock awards that by their terms are automatically paid or settled upon vesting); provided that no public announcement or filing shall be voluntarily made and that any related filing under Section 16(a) of the Exchange Act required to be made during the Restricted Period shall indicate that such filing is being made, where applicable, in connection with a disposition to or from the Company or LD Holdings in connection with the exercise of convertible securities or options or the vesting of equity awards issued pursuant to the Company’s or LD Holdings’ equity incentive plans or to satisfy tax withholding requirements; and provided, further, that any such securities issued upon the vesting of such stock award or exercise of such option or warrant or other right to acquire shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock shall continue to be subject to the restrictions set forth herein;

(e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock; provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period;

(f) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company or LD Holdings, pursuant to agreements under which the Company or LD Holdings has the option to repurchase such shares or securities or a right of first refusal, as described in the Prospectus, with respect to transfers of such shares or securities; provided that in the case of any transfer pursuant to this clause (f), no public announcement or filing shall be voluntarily made and that any related filing under Section 16(a) of the Exchange Act required to be made during the Restricted Period shall indicate that such filing is being made in connection with a transfer pursuant to agreements under which the Company or LD Holdings has the option to repurchase such shares or securities or a right of first refusal with respect to transfers of such shares or securities;

(g) if the undersigned is an individual, the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that occurs by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement; provided that the undersigned shall use reasonable best efforts to cause the transferee to sign and deliver a lock-up letter substantially in the form of this letter; and provided, further, that any filing under Section 16(a) of the Exchange Act that is required to be made during the Restricted Period as a result of such transfer, states (unless prohibited by law) that such transfer has occurred by operation of law and that such transfer is pursuant to a qualified domestic order or in connection with a divorce settlement, as applicable;

(h) the sale of shares of Common Stock to the Underwriters pursuant to the Underwriting Agreement, and any transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company or LD Holdings made on or about the closing date of the Public Offering in consideration for cash from the Company’s proceeds from the Public Offering, on the terms described in the Prospectus;

(i) any transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock or such other securities involving a “change of control” (as defined below) of the Company following the Public Offering approved by the Company’s Board of Directors; provided that all of the undersigned’s shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock subject to this agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this agreement; and provided further, that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock or such other securities owned by the undersigned shall remain subject to the terms of this agreement. For purposes of this clause (i), “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of the total voting power of the voting stock of the Company;

(j) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock in connection with the Reorganization Transactions on the terms described under “Organizational Structure—Reorganization Transactions at LD Holdings” and “—Offering Transactions” in the Prospectus prior to completion of the Public Offering;

(k) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; provided that in the case of any transfer or distribution pursuant to this clause (k), (i) any such transfer or distribution shall not involve a disposition for value, (ii) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (iii) during the Restricted Period, no public announcement or filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, shall be required or shall be voluntarily made;

(l) transfers from an executive officer of Common Stock or any security convertible into or exercisable or exchange for Common Stock to the Company or LD Holdings upon death, disability or termination of employment of such executive officer; provided that in the case of a transfer pursuant to this clause (l), no public announcement or filing shall be voluntarily made and that any related filing under Section 16(a) of the Exchange Act required to be made during the Restricted Period shall indicate that such filing is being made in connection with a transfer for death, disability or termination of employment;

(m) transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (b), (c) and (k); provided that during the Restricted Period, no public announcement or filing under Section 16(a) of the Exchange Act, reporting a reduction of beneficial ownership of shares of Common Stock or other securities, shall be required or shall be voluntarily made; and provided, further, that the Common Stock or any security convertible into or exercisable or exchangeable for Common Stock shall continue to be subject to the restrictions set forth herein;

(n) transfers pursuant to an order of a court or regulatory agency; provided that in the case of any transfer or distribution pursuant to this clause (n), (i) each transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no public announcement or filing shall be voluntarily made and that any related filing under Section 16(a) of the Exchange Act required to be made during the Restricted Period shall indicate that such filing is being made in connection with a transfer pursuant to an order of a court or regulatory agency;

(o) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) as a bona fide gift, including to charitable organizations, or by will or intestacy or (ii) to the spouse, domestic partner, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin (each, “an immediate family member”) or to a trust, or other entity formed for estate planning purposes, formed for the benefit of the undersigned or of an immediate family member of the undersigned; provided that in the case of any transfer or distribution pursuant to this clause (o), (A) each transferee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (B) no public announcement or filing shall be voluntarily made and that any related filing under Section 16(a) of the Exchange Act required to be made during the Restricted Period shall indicate that such filing is being made in connection with a bona fide gift, a transfer by will or intestacy, or a transfer to an immediate family member or to a trust or other entity for estate planning purposes, formed for the benefit of the undersigned or an immediate family member, as applicable;

(p) the exchange of any units of LD Holdings and a corresponding number of shares of Class B Common Stock or Class C Common Stock, as the case may be, into or for shares of Common Stock pursuant to the limited liability company agreement of LD Holdings (or separate agreement governing such exchange) described in the Prospectus; provided that (i) such shares of Common Stock and other securities remain subject to the terms of this agreement and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the exchange, such announcement or filing shall include a statement to the effect that such exchange occurred pursuant to the limited liability company agreement of LD Holdings (or separate agreement governing such exchange), and no transfer of the shares of Common Stock or other securities received upon exchange may be made during the Restricted Period except as otherwise permitted under the terms of this agreement; or

(q) any exchange of shares of Class D Common Stock for Common Stock; provided that the shares of Common Stock issued in exchange for shares of Class D Common Stock shall continue to be subject to the restrictions set forth herein.

In addition, the undersigned agrees that, without the prior written consent of the Representatives, on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (other than in connection with a Follow-on Offering described below). For the avoidance of doubt, to the extent the undersigned has demand and/or piggyback registration rights described in the Prospectus, the foregoing shall not prohibit the undersigned from notifying the Company privately that it is or will be exercising its demand and/or piggyback registration rights following the expiration of the Restricted Period and undertaking preparations related thereto; provided that the foregoing notification and/or preparations do not request, require or result in the filing or confidential submission of a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) or any other public announcement or activity regarding such registration by the undersigned, the Company or any third party during the Restricted Period (and no such filing, confidential submission, public announcement or activity shall be voluntarily made or taken by the undersigned, the Company or any third party during the Restricted Period). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company or LD Holdings, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Public Offering.

In the event that a release is granted by the Representatives to any officer, director or any other shareholder who is a party to a lock-up agreement, other than the undersigned, Relating to the restrictions set forth above (each, a “Release” and, collectively, the “Releases”), the same percentage of shares held by the undersigned (the “Pro-Rata Release”) shall be immediately, fully and irrevocably released in the same manner and on the same terms from any remaining restrictions set forth above on a pro rata basis; provided that such Pro-Rata Release shall not be applied to the extent that (i) the aggregate percentage of the restricted securities subject to any such Release or Releases is less than or equal to 1% of the shares of Common Stock outstanding prior to completion of the Public Offering (calculated on an as-converted, fully-diluted basis and as of the close of business on the date set forth on the cover page of the Prospectus) or (ii) the Representatives grant such a Release, in an amount not to exceed $250,000, based on a determination that, in their sole judgement, a shareholder should be granted an early release from this agreement due to circumstances of an emergency or hardship. The Representatives shall provide at least three business days’

written notice to the Company prior to the effective date of any such Release under this agreement (the effective date of such release, the “Release Date”), stating the percentage of shares held by such person or entity to be released, with the understanding that the Company shall use commercially reasonable efforts to, prior to the Release Date, notify the undersigned that the same percentage of shares held by the undersigned as is held by the release shall be released from the restrictions set forth herein on the Release Date; provided that the failure to\ provide such notice shall not give rise to any claim or liability against the Representatives, the Underwriters or the Company. The undersigned acknowledges that the Representatives are under no obligation to inquire into whether, or to ensure that, the Company notifies the undersigned of the delivery by the Representatives on behalf of the Underwriters of any such notice, which is a matter between the undersigned and the Company.

The foregoing shall not apply to any release granted to a holder of Common Stock pursuant to a registration statement filed with the SEC, provided that the Undersigned has been given an opportunity to participate with other selling stockholders in such public offering (a “Follow-On Offering”) on a pro rata basis on pricing terms that are no less favorable than the terms of the Follow-On Offering, and in the event the underwriters make the determination to cut back the number of securities to be sold by selling stockholders in the Follow-On Offering, such cut back shall be applied to the undersigned on a basis consistent with all selling stockholders.

If the undersigned is an officer or director of the Company or LD Holdings (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, the Representatives will notify the Company and LD Holdings of the impending release or waiver, and (ii) the Company and LD Holdings has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service (unless previously announced in compliance with Financial Industry Regulatory Authority, Inc. Rule 5131) at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and LD Holdings and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and

Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

References herein to “any security convertible into or exercisable or exchangeable for Common Stock” will be deemed to include Class B Common Stock, Class C Common Stock and Class D Common Stock of the Company and units of LD Holdings.

This agreement shall automatically terminate upon the earliest to occur, if applicable, of: (i) the date the Company provides the Underwriters with notice that it does not intend to proceed with the Public Offering, but only in the event such notice is given prior to the execution of the Underwriting Agreement; (ii) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination); or (iii) April 30, 2021, if the Underwriting Agreement has not been executed by that date.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and LD Holdings, the Selling Stockholders and the Underwriters.

This lock-up letter and any transaction contemplated hereby and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The parties agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the parties hereto agree to submit to the jurisdiction of, and to venue in, such courts.

[Signature Page Follows]

Very truly yours,

[Name]